As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MULTI-COLOR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Ohio	Multi-Color Corporation 4053 Clough Woods Drive Batavia, Ohio 45103 (513) 381-1480	31-1125853
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(IRS Employer Identification Number)

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Telephone: (513) 579-6469

Facsimile: (513) 579-6457

(Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (9)(10)
Primary Offering
Common Stock
Preferred Stock
Depositary Shares (5)
Debt Securities (6)
Warrants (7)
Units (8)
Total for Primary Offering	$300,000,000	100%	$300,000,000	$34,860
Secondary Offering
Common Stock	2,552,902	$68.52	$174,924,845	$20,327
Total for Primary and Secondary Offering			$474,924,845	$55,187

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	These offered securities are being registered as an indeterminate number of securities as shall have an aggregate offering price not to exceed $300,000,000. In addition, up to 2,552,902 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling securityholders named herein. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered under this Registration Statement, to the extent any such securities are, by their terms, convertible or exchangeable for other securities. This Registration Statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(3)	With respect to the primary offering, this fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities. The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D to Form S-3 under the Securities Act.
(4)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and excludes accrued interest, distributions and dividends, if any.
(5)	Each Depositary Share registered hereunder will be issued under a deposit agreement and will be evidenced by a Depositary Receipt representing an interest in all or a specified portion of a share of Preferred Stock. If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered under this Registration Statement, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for Depositary Shares.
(6)	An indeterminate number of Debt Securities of the Registrant as may be sold from time to time are being registered under this Registration Statement. Debt Securities may be senior or subordinated. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed aggregate offering price set forth above.
(7)	An indeterminate number of Warrants of the Registrant as may be sold from time to time are being registered under this Registration Statement. Warrants may be exercised to purchase Common Stock, Preferred Stock or Debt Securities or any other securities registered hereunder.
(8)	Any securities registered under this Registration Statement may be sold as units with other securities registered under this Registration Statement. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(9)	Pursuant to Rule 415(a)(6) under the Securities Act, includes unsold securities previously registered by the Registrant on the Registrant’s Form S-3 Registration Statement (File No. 333-179535) filed on February 2, 2012, amended on March 15, 2012 and declared effective on March 19, 2012 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock and preferred stock, warrants, depositary shares and units, having an aggregate initial offering price of $300,000,000, all of which remain unsold as the date of filing of this Registration Statement (the “Unsold Primary Offering Securities”). The Registrant previously paid a registration fee of $34,380 (calculated at the rate in effect at the time the Prior Registration Statement was filed) in connection with the registration of the Unsold Primary Offering Securities pursuant to the Prior Registration Statement. The Unsold Primary Offering Securities, and the filing fee previously paid with respect to the initial registration of such securities under the Prior Registration Statement, are being carried forward to this Registration Statement.

(10)	With respect to shares of Common Stock to be offered for resale by the selling securityholders in the secondary offering, the proposed maximum offering price per unit and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the NASDAQ Global Select Market as of March 16, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 16, 2015

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares and Units

and

2,552,902 Shares of Common Stock

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $300,000,000 in any combination of debt securities, common stock, preferred stock, warrants, depositary shares and units. Also, the selling securityholders identified in this prospectus may, from time to time, offer and sell up to 2,552,902 shares of common stock. See “Selling Securityholders.”

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We or any selling securityholders may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We or any selling securityholders may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LABL.”

On March 12, 2015, the closing price of our common stock as reported by the NASDAQ Global Select Market was $69.01 per share.

The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on February 27, 2015, was $615,283,029 million.

During the prior twelve calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities through a primary offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we or any selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the selling securityholders and the securities we or any selling securityholders may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or “Multi-Color” refer to Multi-Color Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the operation of the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can also be accessed free of charge through the Internet.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us, and the selling securityholders and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC as described above. The registration statement and the documents referred to below under “Information Incorporated by Reference” and our other SEC filings are also available on our Internet website, http://www.mcclabel.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended March 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014, September 30, 2014 and December 31, 2014;

•	our Current Reports on Form 8-K filed on May 12, 2014, July 3, 2014, July 18, 2014, July 21, 2014, August 4, 2014, August 25, 2014, November 7, 2014, November 12, 2014, November 18, 2014, November 21, 2014, December 12, 2014, and February 6, 2015 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on or about August 24, 1987 and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Investor Relations

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

Telephone: (513) 381-1480

You may also access the documents incorporated by reference in this prospectus through our website at http://www.mcclabel.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in our Annual Report on Form 10-K for our most recent fiscal quarter and other filings we make with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements in this prospectus and any accompanying prospectus supplement not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “believes”, “seeks”, “expects”, “may”, “should”, “intends”, “likely”, “targets”, “plans”, “anticipates”, “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation: factors discussed in conjunction with a forward-looking statement; changes in global economic and business conditions; changes in business strategy or plans; raw material cost pressures; availability of raw materials; availability to pass raw material cost increases to its customers; interruption of business operations; changes in, or the failure to comply with, government regulations, legal proceedings and developments; acceptance of new product offerings, services and technologies; new developments in packaging; ability to effectively manage our growth and execute our long-term strategy; ability to manage foreign operations and the risks involved with them, including compliance with applicable anti-corruption laws; currency exchange rate fluctuations; ability to manage global political uncertainty; terrorism and political unrest; increases in general interest rate levels and credit market volatility affecting our interest costs; competition within our industry; the ability to consummate and successfully integrate acquisitions; ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; the risk that some of our goodwill may be or later become impaired; the success and financial condition of our significant customers; dependence on information technology; ability to market new products; our ability to maintain an effective system of internal control; our ability to remediate our material weaknesses in our internal control over financial reporting; ongoing claims, lawsuits and governmental proceedings, including environmental proceedings; availability, terms and developments of capital and credit; dependence on key personnel; quality of management; ability to protect our intellectual property and the potential for intellectual property litigation; employee benefit costs; and risk associated with significant leverage. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the factors described in this paragraph, Part I, Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2014 contains a list and description of uncertainties, risks and other matters that may affect the Company. We do not undertake any obligation to publicly update or review any forward-looking statement.

MULTI-COLOR CORPORATION

Multi-Color Corporation, headquartered near Cincinnati, Ohio, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine & spirit, food and beverage and specialty consumer products. Multi-Color serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Glue-Applied (Cut and Stack), In-Mold, Shrink Sleeve and Heat Transfer. Multi-Color is a public company trading on the NASDAQ Global Select Market (company symbol: LABL).

The Company was incorporated in 1985, succeeding a predecessor business. Our corporate offices are located at 4053 Clough Woods Drive, Batavia, Ohio 45103 and our telephone number is (513) 381-1480.

SEC filings, news releases, our Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through our Internet website at http://www.mcclabel.com. Other than the information specifically incorporated by reference in this prospectus, information on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include the repayment of outstanding debt. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities.

We will not receive any proceeds from the sale of securities by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	2014	2013	2012	2011	2010	2009
Earnings
Earnings before income taxes	44,257	48,687	31,124	25,449	18,484	16,402
Fixed charges	25,136	25,963	17,698	8,642	6,121	8,195
Less: Loss attributable to non-controlling interest	—	—	32	—	—	—

	69,393	74,650	48,854	34,091	24,605	24,597
Fixed charges
Interest within rental expense	3,816	3,597	3,059	1,539	1,316	1,206
Interest expense	21,776	22,237	15,010	7,021	4,753	6,841
Less: Loss on early extinguishment of debt	—	—	(490)	—	—	—
Interest on unrecognized tax benefits	(456)	129	119	82	52	148
	25,136	25,963	17,698	8,642	6,121	8,195
Ratio	2.76	2.88	2.76	3.94	4.02	3.00

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

We may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares and units. The selling securityholders identified in this prospectus may, from time to time, offer and sell up to 2,552,902 shares of common stock.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities. The following description sets forth the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any applicable tax considerations and any general terms outlined in this section that will not apply to those debt securities.

Our senior debt securities are to be issued under a senior indenture between us and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and U.S. Bank National Association, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.”

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the designation of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount after the initial issuance of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable (which date or dates may be fixed or extendible);

•	the annual rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	the place or places where principal of, premium, if any, and interest on debt securities of the series shall be payable;

•	our right, if any, to redeem debt securities of the series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption or at the option of a holder and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•	whether the debt securities of the series or any portion thereof will be issuable as registered debt securities or unregistered debt securities (with or without coupons) (and if so, whether such debt securities will be issued in temporary or permanent global form), or any combination of the foregoing;

•	whether the debt securities of the series may be exchangeable for and/or convertible into our common stock or any other security;

•	whether and under what circumstances we will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

•	any other events of default or covenants with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the applicable indenture), and any requirement to have our subsidiaries guarantee the debt securities.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	we do not pay the principal on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we remain in breach of any covenant or warranty described in the indenture for 90 days after we receive a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•	we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $25,000,000 in principal amount, our obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 30 days;

•	we or one of our significant subsidiaries fails to pay an amount of indebtedness totaling more than $25,000,000 in principal amount when due, and this payment obligation remains accelerated for 30 days;

•	we become subject to one or more final, non-appealable judgments, orders or decrees (not covered by insurance) requiring payments of more than $25,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect; or

•	certain events of bankruptcy, insolvency or reorganization.

For purposes of the indentures, a “significant subsidiary” means a subsidiary meeting any of the conditions set forth in Rule 405 promulgated under the Securities Act.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	waive a default in payment on a debt security;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another entity if the following conditions, among others, are met:

•	where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation organized and validly existing under the laws of the United States or any jurisdiction of the United States, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, we will issue debt securities only in registered global form. See “Global Securities” below. However, if specified in the prospectus supplement, we may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. The trustee may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or its nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	we elect for any reason in our sole discretion to issue certificated debt securities in exchange for all of any portion of the global debt securities; or

•	any other circumstances described in a prospectus supplement occur.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank National Association will act as trustee under each of the senior indenture and the subordinated indenture.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that we or the selling securityholders may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Code of Regulations (the “Code of Regulations”) and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 25,000,000, no par value per share. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders do not have the right to cumulate their votes in the election of directors.

Holders of common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred shares or debt securities.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

As of February 27, 2015, we had 16,628,038 shares of common stock outstanding. Shares of common stock carry no preemptive or conversion or subscription rights and are not subject to redemption or sinking fund provisions. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ Global Select Market and trades under the symbol “LABL.” Our registrar and transfer agent is Computershare Trust Company, NA.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation and Code of Regulations

The provisions of our articles of incorporation and code of regulations and of Ohio law summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of our company.

Articles of Incorporation and Code of Regulations

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Multi-Color by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Ohio Law

Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code known as the Merger Moratorium Statute, generally prohibits a wide range of business combinations and other transactions between a publicly–traded Ohio corporation and any person that owns shares representing at least 10% of the voting shares outstanding for three years after the person crosses the 10% threshold, unless prior to crossing the threshold:

•	the board approved for purposes of Chapter 1704 the acquisition that resulted in the interested shareholder crossing the 10% threshold; or

•	the board approved the business combination or other affected transaction.

The Merger Moratorium Statute was designed to prevent many of the self–dealing activities that often accompany highly leveraged acquisitions by preventing an interested shareholder from using the Ohio corporation or its assets or shares for its special benefit without prior board approval. In adopting this statute, Ohio intended to encourage potential acquirers to negotiate with the board of directors of any Ohio corporation to ensure that the shareholders receive fair and equitable consideration for their shares. However, because of the three year moratorium and the requirement for the approval of the business combination or other affected transaction even after the moratorium period, and the fact that the moratorium may not be lifted regardless of the amount of voting stock acquired and regardless of whether a significant percentage of the shareholders approve of the business combination or other transaction, the Merger Moratorium Statute could deter a potential acquirer from making a takeover offer, particularly a hostile offer.

Control Share Acquisition Statute. In addition to the Merger Moratorium Statute, Ohio has adopted Ohio Revised Code Section 1701.831, known as the Control Share Acquisition Statute. The Control Share Acquisition Statute requires shareholder approval of any acquisition, directly or indirectly, by any person, of shares that, together with shares already owned, would entitle the person to exercise more than 20%, 33% or 50% of the total voting shares outstanding. The control share acquisition must be approved in advance by the holders of:

•	at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present; and

•	the holders of a majority of the portion of the voting shares outstanding represented at the meeting, excluding voting shares owned by the acquiring shareholder; owned by officers and employee–directors of the corporation; or that are acquired between the date of the first public disclosure of the proposed control share acquisition and the record date of the meeting to approve the proposed control share acquisition if the owner of such shares paid consideration that exceeds $250,000 or the number of shares acquired exceeds 0.5% of the voting shares outstanding.

The stated purpose of Ohio’s Control Share Acquisition Statute is to give shareholders of an Ohio public corporation a reasonable opportunity to express their views on a proposed shift in control and in that way to reduce the coercion inherent in an unfriendly takeover. However, because of the shareholder vote requirement and the potential difficulties in obtaining the required vote, the Control Share Acquisition Statute could deter a potential acquirer from making a takeover offer.

Other Provisions of Ohio Law. Section 1707.043 of the Ohio Revised Code provides a corporation, or in certain instances the shareholders of the corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of the corporation within 18 months after proposing to acquire the corporation. Also, Section 1707.041 of the Ohio Revised Code imposes advance filing and notice requirements for tender offers for more than 10% of certain Ohio corporations.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer, which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our Articles of Incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in our Articles of Incorporation.

Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to our Articles of Incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Our board of directors has designated 52,500 shares of preferred stock as a separate series referred to as Series A Preferred Shares and 13,242 shares of preferred stock as a separate series referred to as Series B Preferred Shares.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets; provided however, that so long as any Series A Preferred Shares remain outstanding, no series of preferred stock may rank senior to or on a parity with such Series A Preferred Shares and; provided, further, that so long as any Series B Preferred Shares remain outstanding, no series of preferred stock (other than the Series A Preferred Shares) may rank senior to or on a parity with such Series B Preferred Shares.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Holders of Series A Preferred Shares are entitled to receive fully cumulative dividends out of funds legally available therefor and in preference to any dividends payable to holders of common stock or any other stock ranking junior to the Series A Preferred Shares, at an annual rate of $4.25, payable quarterly in arrears, subject to adjustment based upon stock splits, stock dividends or combinations. Each quarterly dividend is payable for a quarterly dividend period. These dividends shall accrue beginning on the date of original issuance of the Series A Preferred Shares.

Holders of Series B Preferred Shares are entitled to receive fully cumulative dividends out of funds legally available therefor and in preference to any dividends payable to holders of common stock or any other stock ranking junior to the Series B Preferred Shares (but after preferential payments have been made on the Series A Preferred Shares), at an annual rate of $4.25, payable quarterly in arrears, subject to adjustment based upon stock splits, stock dividends or combinations. Each quarterly dividend is payable for a quarterly dividend period. These dividends shall accrue beginning on the date of original issuance of the Series B Preferred Shares.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Each share of Series A Preferred Shares shall be convertible at the option of its holder into the number of common shares determined by dividing $50.00 per share by a conversion price of $5.00 per share, subject to adjustment as provided in our Amended Articles of Incorporation.

Each share of Series B Preferred Shares shall be convertible at the option of its holder into the number of common shares determined by dividing $50.00 per share by a conversion price of $5.00 per share, subject to adjustment as provided in our Amended Articles of Incorporation.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Series A Preferred Shares may be redeemed beginning two (2) years from the date such shares are issued in whole or in part by resolution of our board of directors, upon not less than thirty (30) days previous notice to the holders of record of the Series A Preferred Shares to be redeemed, given by mail, upon payment of the amount of any dividends accrued and unpaid thereon as of the redemption date plus a redemption price of $50.00 per share. Any Series A Preferred Shares so redeemed shall be retired and given the status of authorized and unissued shares preferred stock, undesignated as to series.

Series B Preferred Shares may be redeemed beginning two (2) years from the date such shares are issued in whole or in part by resolution of our board of directors, upon not less than thirty (30) days previous notice to the holders of record of the Series A Preferred Shares to be redeemed, given by mail, upon payment of the amount of any dividends accrued and unpaid thereon as of the redemption date plus a redemption price of $40.00 per share. Any Series B Preferred Shares so redeemed shall be retired and given the status of authorized and unissued shares preferred stock, undesignated as to series.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Holders of Series A Preferred Shares shall be entitled, before any distribution or payment is made upon common stock or any other stock ranking junior to the Series B Preferred Shares as to liquidation rights to be paid $50.00 per share upon our liquidation, dissolution or winding up, whether voluntary or involuntary, subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series A Preferred Shares plus any dividends on the Series A Preferred Shares that have been declared but not paid through the date of distribution.

If upon our liquidation, dissolution or winding up, the assets to be distributed among the holders of Series A Preferred Shares (and any series of Preferred Stock ranking on parity with the Series A Preferred Shares in the event of our liquidation, dissolution or winding up) are insufficient to permit payment in full to such holders of their liquidation preference, then all of our assets available for distribution to shareholders after preferential distributions or payments required to be made on any securities senior to the Series A Preferred Shares, shall be distributed ratably among the holders of Series A Preferred Shares and any series of Preferred Stock ranking on parity with the Series A Preferred Shares.

Holders of Series B Preferred Shares shall be entitled, before any distribution or payment is made upon common stock or any other stock ranking junior to the Series B Preferred Shares as to liquidation rights (but after preferential distributions or payments required to be made on the Series A Preferred Shares) to be paid $40.00 per share upon our liquidation, dissolution or winding up, whether voluntary or involuntary, subject to adjustment for stock splits, stock combinations, stock dividends, reclassifications and similar other events affecting the Series B Preferred Shares plus any dividends on the Series B Preferred Shares that have been declared but not paid through the date of distribution.

If upon our liquidation, dissolution or winding up, the assets to be distributed among the holders of Series B Preferred Shares (and any series of Preferred Stock ranking senior to or on parity with the Series B Preferred Shares, including the Series A Preferred Shares, in the event of our liquidation, dissolution or winding up) are insufficient to permit payment in full to such holders of their liquidation preference, then all of our assets available for distribution to shareholders after preferential distributions or payments required to be made on any securities senior to the Series A Preferred Shares, shall be distributed ratably among the holders of Series B Preferred Shares and any series of Preferred Stock ranking on parity with the Series B Preferred Shares.

Voting Rights

If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting such preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

Holders of Series A Preferred Shares shall become immediately entitled to vote as a separate series to elect two (2) directors to fill newly created directorships if we are in default in the payment of four (4) full quarterly dividends on the Series A Preferred Shares except as provided in this Section and as otherwise provided by law. Holders of the Series A Preferred Shares shall also become immediately entitled to vote as a separate series to elect one (1) director to our board so long as at 20,000 shares of Series A Preferred Shares remain outstanding or holders of Series A Preferred Shares hold at least 200,000 shares of common stock that have been issued upon conversion of Series A Preferred Shares.

Holders of Series B Preferred Shares are not entitled to vote except as provided by law.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, which we may distribute proportionately free of charge to our shareholders (in the applicable prospectus supplement, we may refer to warrants distributed proportionately free of charge to our shareholders as rights to purchase our common stock and any securities not taken by our shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the anti-dilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the anti-dilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by we on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up. We may also terminate the deposit agreement at any time we wish with at least sixty (60) days prior written notice to the depositary. If we do so, the depositary will give notice of termination to the record holders not less than thirty (30) days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within sixty (60) days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

Reports to Holders

We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS

The Registration Statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling securityholders in the Investor Rights Agreement, dated as of October 3, 2011 (the “Investor Rights Agreement”), by and between Multi-Color and the selling securityholders, in order to permit the selling securityholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock dividend, stock split, recapitalization, merger, consolidation or similar event. Under the terms of the Investor Rights Agreement, we will pay certain expenses of the registration of the selling securityholders’ shares of our common stock, including SEC filing fees, except that the selling securityholders will pay all underwriting discounts and commissions, if any. When we refer to the selling securityholders in this prospectus, we mean the entities listed in the table below, as well as their permitted transferees, and successors in interest.

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling securityholders as of March 1, 2015. Given that the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of shares of our common stock that will be held by the selling securityholders upon termination of this offering. See “Plan of Distribution.” For the purposes of the table below, we assume that the selling securityholders will sell all of their shares of our common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 16,628,038 shares of our common stock outstanding as of February 27, 2015. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned. The business address for each of the selling securityholders is c/o Diamond Castle Holdings, LLC, 280 Park Avenue, 25th Floor East Tower, New York, NY 10017.

	Shares Beneficially Owned Prior to this Offering				Number of Shares Offered	Shares Beneficially owned After this Offering
Name of Beneficial Owner	Common Stock		Options	Percent		Common Stock	Options	Percent
Diamond Castle Partners 2014, L.P. (1)(2)	2,498,496	(3)	—	15.04%	2,498,496	—	—	—
DCP 2014 Deal Leaders Fund, L.P. (1)(2)	7,427	(3)	—	*	7,427	—	—	—

*	denotes less than one percent

1.	DCP 2014 GP, L.P., a Delaware limited partnership (the “DCP 2014 GP”), is the general partner of each of the selling securityholders, and, as such may be deemed to share voting and investment power over the shares of common stock held directly by the selling securityholders. The 2014 DCP GP disclaims beneficial ownership of such shares. DCP 2014 GP-GP, LLC, a Delaware limited liability company (the “2014 DCP GP-GP”), is the general partner of the 2014 DCP GP, and, as such may be deemed to share voting and investment power over the shares of common stock held directly by the selling securityholders and that may be deemed to be beneficially owned by the 2014 DCP GP. The 2014 DCP GP-GP disclaims beneficial ownership of such shares. Ari J. Benacerraf, Michael W. Ranger and Andrew H. Rush are the managing members of the 2014 DCP GP-GP, and, as such may be deemed to share voting and investment power over the shares of common stock held directly by the selling securityholders and that may be deemed to be beneficially owned by the 2014 DCP GP and the 2014 DCP GP-GP. Each of Ari J. Benacerraf (currently a director of Multi-Color), Michael W. Ranger and Andrew H. Rush disclaims beneficial ownership of such shares. Does not include 12,000 shares of common stock held directly by Ari J. Benacerraf.

2.	Under the Investor Rights Agreement, the selling securityholders collectively have the right to nominate for election to Multi-Color’s Board of Directors two directors, so long as, collectively, they and certain of their permitted transferees beneficially own (i) 12.6% or more of the total outstanding shares of Multi-Color common stock and (ii) 40% or more of the shares of Multi-Color common stock issued to them pursuant to the Merger Agreement; or one director, so long as, collectively, they and certain of their permitted transferees beneficially own (i) less than 12.6% of the shares of Multi-Color common stock but (ii) 40% or more of the shares of Multi-Color common stock issued to them pursuant to the Merger Agreement (in each case, as adjusted for stock dividends, stock splits, recapitalizations, mergers, consolidations or similar events with respect to the outstanding shares of Multi-Color common stock that may occur after the date of the investor rights agreement). If at any time these selling securityholders and certain of their permitted transferees collectively own fewer than 40% of the shares of Multi-Color common stock issued to them pursuant to the Merger Agreement (as adjusted), these board nomination rights will terminate.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer the securities covered by this prospectus in any of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents; or

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

In addition, we and any selling securityholder may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction, such third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We and the selling securityholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	any material relationship with the underwriter and the nature of such relationship, if any;

•	the over-allotment options under which underwriters may purchase additional securities, if any;

•	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions, or concessions or other items constituting compensation allowed, re-allowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

The securities may be offered and sold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices or at varying prices determined at the time of sale. If we or the selling securityholders use an underwriter or underwriters in the sale of particular securities, we or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If, however, all independent bids are lowered below the passive market maker’s bid, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In effecting sales, brokers or dealers engaged by us or the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We and the selling securityholders may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling securityholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We and the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

We and the selling securityholders may sell securities directly to purchasers. In this case, we and they may not engage underwriters or agents in the offer and sale of such shares.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the selling securityholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

Selling securityholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling securityholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in any applicable prospectus supplement.

We and the selling securityholders may sell equity securities in an offering “at the market,” as defined in Rule 415 under the Securities Act. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us or the selling securityholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling Securityholders in the ordinary course of business.

If underwriters or dealers are used in the sale of securities, until the distribution of such securities is complete, SEC rules may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of securities made under this prospectus and any applicable prospectus supplement will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Keating Muething & Klekamp PLL, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements of Multi-Color Corporation and subsidiaries (the “Company”) as of March 31, 2014 and for the period then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of March 31, 2014, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of March 31, 2014 because of the effect of material weaknesses on the achievement of the objectives of the control criteria as described in Management’s Report on Internal Controls over Financial Reporting included in Item 9(A) of the Company’s March 31, 2014 Form 10-K

The audited consolidated financial statements as of March 31, 2013 and for the two years in the period ended March 31, 2013 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee		$55,187
Trustee fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification Of Directors And Officers.

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including, attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article V of the Company’s Code of Regulations provides as follows:

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right of Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer or member of a committee of the Corporation or that, being or having been such a Director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan as a trustee, fiduciary or otherwise (hereinafter an “Indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE V Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

(a) The right to indemnification conferred in this ARTICLE V Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE V Section 1 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

(a) Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of Shareholders or disinterested Directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

(a) Notwithstanding any amendment to or repeal of this ARTICLE V, or of any of the procedures established by the Board of Directors pursuant to ARTICLE V Section 6, any Indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.

(b) Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE V shall, notwithstanding any amendment to or repeal of this ARTICLE V, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE V (or the estate or personal representative of such person) for a period of six years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

(c) Advancement of expenses may be made by the Corporation against costs, expenses and fees to the extent permitted by, and in accordance with, any terms and conditions of applicable law.

Section 4. Insurance, Contracts and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this ARTICLE V, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio Revised Code. The Corporation may enter into contracts with any Indemnitee in furtherance of the provisions of this ARTICLE IV and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE V. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE V Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE V with respect to the indemnification and advancement of expenses of Directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE V, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.

Section 7. Definition of Performance. For the purposes of this Article, a Director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of committee:

(a) Determination by Suit. In a matter which shall have been the subject of a suit or proceeding in which such person was a party which is disposed of by adjudication on the merits, unless such person shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of that person’s duty as such Director, officer or member of a committee; or

(b) Determination by Committee. In a matter not falling within (a) above, a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested Shareholders of the Corporation, selected as hereinafter provided, shall determine that such person was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested Shareholders.

Section 8. Selection of Committee. The selection of a committee of Shareholders provided above may be made by the majority vote of the disinterested Directors or, if there be no disinterested Director or Directors, by the chief executive officer of the Corporation. A Director or Shareholder shall be deemed disinterested in a matter if such person has no interest therein other than as a Director or Shareholder of the Corporation as the case may be. The Corporation shall pay the fees and expenses of the Shareholders or Directors, as the case may be, incurred in connection with making a determination as above provided.

Section 9. Non-Committee Determination. In the event that a Director, officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of such person’s duty as such Director, officer or member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.

Item 16.	Exhibits And Financial Statement Schedules.

Exhibit No.	Description Of Document

1.1(1)	Form of Underwriting Agreement

3.1(2)	Amended and Restated Articles of Incorporation (together with amendments, incorporated by reference to the Registrant’s Form 10-K for the 1996 fiscal year, Form 10-K for the 2000 fiscal year and Form 8-K filed on August 17, 2007)

3.2(2)	Amended and Restated Code of Regulations (incorporated by reference to the Registrant’s Form 8-K filed on November 18, 2013)

4.1(1)	Form of Certificate of Designation of Preferred Stock

4.2(1)	Specimen Preferred Stock Certificate

4.3(2)	Form of Senior Indenture (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 file No. 333-179535 filed on February 15, 2012)

4.4(2)	Form of Subordinated Indenture (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 file No. 333-179535 filed on February 15, 2012)

4.5(1)	Form of Debt Security

4.6(1)	Form of Deposit Agreement

4.7(1)	Form of Depositary Receipt

4.8(1)	Form of Warrant Agreement

4.9(1)	Form of Warrant Certificate

4.10(1)	Form of Unit Agreement

4.11(1)	Form of Unit Certificate

5	Opinion of Keating Muething & Klekamp PLL

8(1)	Opinion of tax counsel

12	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP

23.2	Consent of KPMG LLP

23.3	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)

24	Powers of Attorney (contained on the signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U. S. Bank National Association, as Trustee under the Subordinated Indenture

(1)	To be filed as an exhibit to a Current Report on Form 8-K.
(2)	Incorporated by reference from other documents filed with the SEC as indicated.

Item 17.	Undertakings.

(1)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(4)	If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cincinnati, Ohio, as of the 16th day of March, 2015.

MULTI-COLOR CORPORATION

By:	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial Officer, Secretary (Principal Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Sharon E. Birkett and Nigel A. Vinecombe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nigel A. Vinecombe Nigel A. Vinecombe	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2015

/s/ Sharon E. Birkett Sharon E. Birkett	Vice President, Chief Financial Officer, Secretary (Principal Financial Officer)	March 16, 2015

/s/ Timothy P. Lutz Timothy P. Lutz	Chief Accounting Officer (Principal Accounting Officer)	March 16, 2015

/s/ Ari J. Benacerraf Ari J. Benacerraf	Director	March 16, 2015

/s/ Robert R. Buck Robert R. Buck	Chairman of the Board of Directors	March 16, 2015

/s/ Charles B. Connolly Charles B. Connolly	Director	March 16, 2015

/s/ Roger A. Keller Roger A. Keller	Director	March 16, 2015

/s/ Thomas M. Mohr Thomas M. Mohr	Director	March 16, 2015

/s/ Simon T. Roberts Simon T. Roberts	Director	March 16, 2015